SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 20, 1999

                           BERGEN BRUNSWIG CORPORATION
             (Exact name of registrant as specified in its charter)

      New Jersey                     1-5110                       22-1444512
(State or other jurisdiction       (Commission                (I.R.S. Employer
of incorporation)                   File Number)             Identification No.)

4000 Metropolitan Drive, Orange, California                       92868
            (Address of principal executive offices)            (ZIP code)

Registrant's telephone number, including area code:  (714) 385-4000

    ________________________________________________________________________
          (Former name or former address, if changed since last report)

Item 5.  Other Events

On May 20, 1999, Bergen Capital Trust I (the "Trust") and Bergen entered into an Underwriting Agreement, dated May 20, 1999, among Bergen, the Trust and the Underwriters named therein. The Underwriting Agreement provides for the issuance by the Trust of $300,000,000 aggregate liquidation amount of its 7.80% Trust Originated Preferred Securities (the "Preferred Securities") at a public offering price of $25 per Preferred Security. The Preferred Securities are
guaranteed  by  Bergen to the  extent  described  in  Bergen's  and the  Trust's
Prospectus Supplement dated May 20, 1999. The Trust intends to invest the proceeds from such sale, together with the proceeds from the sale of its common securities to Bergen, in $309,278,350 aggregate principal amount of 7.80% Subordinated Deferrable Interest Notes due 2039 of Bergen. The parties anticipate that the closing will occur on May 26, 1999.

Item 7.  Exhibits

1.1  Underwriting  Agreement - Basic  Provisions  with Terms Agreement attached,
     each   dated   May  20, 1999,  among Bergen, the Trust and the Underwriters named therein.

5.1  Opinion  of  Lowenstein    Sandler  PC  regarding  the validity of the Debt
     Securities  and Bergen's  Guarantees of the Preferred Securities.

5.2 Opinion of Richards, Layton & Finger, P.A. regarding the validity of the Preferred Securities.

8.1  Opinion of Lowenstein Sandler PC regarding tax matters.

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             BERGEN BRUNSWIG CORPORATION
                                             (Registrant)


DATE:   May 21, 1999                         By:   /s/ Neil F. Dimick
                                                    ____________________________
                                             Name:  Neil F. Dimick
                                             Title: Executive Vice President and
                                                    Chief Financial Officer

                                  EXHIBIT INDEX


EXHIBIT


1.1  Underwriting  Agreement - Basic  Provisions with Terms Agreement  attached,
     each  dated  May  20, 1999,   among  Bergen, the Trust and the Underwriters
     named therein.

5.1  Opinion of Lowenstein   Sandler  PC  regarding   the  validity  of the Debt
     Securities  and Bergen's  Guarantees of the Preferred Securities.

5.2 Opinion of Richards, Layton & Finger, P.A. regarding the validity of the Preferred Securities.

8.1  Opinion of Lowenstein Sandler PC regarding tax matters.